Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into effective as of the 3rd day of May 2022 (the “Effective Date”) by and between Botanix SB Inc., a Delaware corporation with principal place of business at 3602 Buyer Drive, Suite 160, King of Prussia, PA 19406 (“Botanix”), and Brickell Biotech, Inc., a Delaware corporation with principal place of business at 5777 Central Avenue, Ste 102, Boulder, Colorado USA 80301 (“BBI”), with each individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, BBI has been developing sofpironium bromide gel, 15% (the “NDA Product”) as a new potential treatment for primary axillary hyperhidrosis in the U.S. and certain other countries;
WHEREAS, simultaneously herewith, the Parties have entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which, Botanix has purchased, and BBI and one of its Affiliates have sold, all of BBI’s rights primarily related to the NDA Product; and
WHEREAS, the Parties are entering into this Agreement pursuant to Sections 2.8(c) and 2.9(d) of the Asset Purchase Agreement for the purpose of documenting the terms under which BBI will provide Botanix the transition services described in Exhibit A hereto (the “Services”) during the Transition Period (as defined in Section 6 below).
AGREEMENT
NOW, THEREFORE, in consideration of the agreements of the Parties contained herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, and intending to be legally bound, the Parties agree as follows:
1.Definitions
Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.
2.Description of Services
(a)During the Transition Period and subject to the terms and conditions of this Agreement, BBI shall provide or, at its sole discretion, arrange for its existing and future third-party consultants and advisors (collectively, “Third-Party Advisors”) and employees to provide, the Services.
(b)To the extent either Party identifies any additional services that are required for BBI to carry out the purposes of this Agreement that are not identified in Exhibit A, BBI and Botanix shall discuss, in good faith, any such additional services reasonably requested by Botanix; provided, that unless and until the Parties mutually agree to the scope of any such additional services, BBI shall not be obligated to provide such additional services. Any services provided to Botanix pursuant to this Section 2(b) shall also constitute “Services” under this Agreement and be subject in all respects to the provisions of the Agreement as set forth in Exhibit A.

(c)BBI will be responsible for using its own employees and Third-Party Advisors to provide the Services. BBI will be responsible for paying invoices submitted to it by any Third-Party Advisors it engages to assist in rendering Services in accordance with the terms of its agreements with such Third-Party Advisors, subject in all cases to reimbursement from Botanix in accordance with Exhibit B. Notwithstanding the engagement of any Third-Party Advisors, BBI shall remain responsible for the performance of the Services hereunder.
(d)Botanix understands and agrees that BBI is solely responsible for the control and supervision of the means by which the Services are provided, consistent with the goal of successfully completing the Services. Exhibit C sets forth each employee and Third-Party Advisor who performs services for BBI on the Program as of the date hereof (such employee and Third-Party Advisors, the “Program Service Providers”). So long as any Program Service Provider remains employed or engaged by BBI, (i) during the period that fixed monthly payments are charged under this Agreement in accordance with Exhibit B, such Program Service Providers shall [***], and (ii) during the period that hourly rates are charged under Agreement in accordance with Exhibit B, BBI shall assign such Program Service Providers to perform the Services. For the avoidance of doubt, it shall not be a breach of this Agreement by BBI if any Program Service Provider ceases to be engaged or employed by BBI. Botanix shall not have and shall not be deemed to have any other control over or responsibility for managing or directing BBI’s employees or Third-Party Advisors. Botanix is not, and shall not be, the employer of or have any liability or obligation with respect to any employee or Third-Party Advisor of BBI by virtue of this Agreement.
(e)BBI shall (i) provide the Services in the manner and at a level of execution consistent with that provided by BBI for its own operations prior to Closing but in no event in less than a professional and workmanlike manner and (ii) exercise the same degree of care it exercises in performing the same or similar services for its own account. Unless otherwise mutually agreed by the Parties in writing, with respect to any Service, BBI shall not be required to provide a level of service which is higher than (including as to volume, quantity, scope, level, complexity, or frequency, as applicable) the level of service provided by BBI [***] prior to the Closing or as contemplated prior to the Closing by BBI for the work needed to achieve the purposes of this Agreement after Closing (which is filing the NDA for the NDA Product with the FDA in a state of quality and completeness such that the FDA accepts such NDA for filing), or to make material changes to any Service as defined herein.
3.Botanix Covenants.
(a)IND and NDA Process. Following the effectiveness of the transfer contemplated by Section 5.9(a) of the Asset Purchase Agreement, Botanix shall be legally responsible for and in control of the IND and NDA process in connection with the NDA Product and the IND for the NDA Product designated [***] (the “Transferred IND”). Notwithstanding the provision of the Services, at all times after the effective date of such transfer, Botanix agrees that it shall be, and will act as, the sponsor (or legal holder) of the Transferred IND and the NDA for the NDA Product.
(b)Notice of Certain Events. Botanix shall give prompt written notice to BBI after becoming aware of the occurrence of any of the following events, including copies of all related documents and a description, in reasonable detail, of the underlying facts and circumstances: (i) Botanix receives any notice or correspondence from any Government Entity relating to the IND or NDA process for the Transferred IND or NDA Product, the Transferred Assets, or the Services, or (ii)

Botanix receives any demand, inquiry, or legal service from any Government Entity relating to the Transferred IND, the NDA for the NDA Product, or the Transferred Assets.
(c)Non-Solicitation. During the Transition Period and for [***] thereafter, Botanix shall not (and shall cause its Affiliates not to), directly or indirectly, induce (or attempt to induce) any Person to leave the employ or engagement of BBI, or solicit for employment or other engagement any employee of BBI, or employ or engage any employee of BBI, or in any way interfere with the relationship between BBI and any employee, Third-Party Advisor or other Representative of BBI. The foregoing shall not prohibit Botanix from making general solicitations as to employment opportunities available with Botanix not targeted at BBI employees.
4.Party Representatives; Governance
(a)To the extent that a Party has questions about the scope and nature or fulfillment of Services pursuant to this Agreement or compliance herewith, or is in need of information or other support required to perform the Services, the following designated representatives shall be used exclusively for such contacts:
If for BBI:         Aron Aizenstat
VP, Corporate Development & Operations
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and

Deepak Chadha
Chief R&D Officer
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If for Botanix:        Vince Ippolito
President and Executive Chairman
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(b)The Parties agree to create a Joint Transition Services Committee (the “JTSC”) for purpose of monitoring progress and mutual coordination toward completing the Services and accomplishing the objectives of this Agreement. Each Party will populate the JTSC with such number of representatives as it may choose. The initial representatives for each Party are set forth in Exhibit D. The initial chair of the JTSC shall be [***]. During the Transition Period, the Parties may at their discretion change their designated JTSC representatives (including the chair) by written notice to the other Party. BBI shall provide the JTSC with written status reports [***] until [***]. The initial meeting of the JTSC shall be held no later than [***] after the Closing Date. Until the [***], the JTSC shall meet [***], unless otherwise mutually agreed by the Parties. After the [***], the chair of the JTSC [***] will set the schedule for the meetings of the JTSC, provided that the JTSC shall not meet more frequently than [***] following the [***]. The chair of the JTSC shall develop the agenda for each meeting of the JTSC and provide each other JTSC representative with a draft of such agenda at least [***] prior to each meeting (except for the initial meeting of the JTSC). The JTSC will not be a decision-making body; instead its function is for sharing relevant information, reporting and monitoring purposes, and group discussion, to fulfill the Services and objectives of this Agreement. The Parties may mutually agree in writing to expand the functional scope and responsibilities of the JTSC. For the avoidance of doubt, Botanix has final decision making authority on all matters related to the [***] once filed.
5.Services, Costs and Payment.
The Services shall be performed by BBI to and for Botanix in exchange for the charges set forth in Exhibit B. BBI will bill Botanix for Services monthly pursuant to the terms set forth in this Section 5 and in Exhibit B. All amounts payable by Botanix pursuant to this Agreement shall be payable by wire transfer of immediately available funds to BBI [***] following delivery to Botanix by BBI of a written billing statement or invoice. Should Botanix dispute any portion of an invoice, Botanix shall pay in full all amounts not in dispute and notify BBI in writing immediately of the nature and basis of the dispute. All payments by Botanix will be in U.S. Dollars. Pricing stipulated herein shall commence upon execution of this Agreement and continue through the duration of the Transition Period.
The wire instructions for BBI are:

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In the event that any payment due under this Agreement is not made by Botanix when due, the overdue amount shall accrue interest from the date due at the rate of [***] above the U.S. Prime Rate (as set forth by Bloomberg (Ticker symbol PRIME index)); provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit BBI from exercising any other rights it may have as a consequence of the lateness of any payment.
6.Transition Period
Subject to the terms of Sections 7 and 12, BBI shall perform the Services beginning on the Effective Date and through the date that is thirty (30) days after the FDA issues a final decision on the NDA for the NDA Product (the “Transition Period”).

7.Termination
(a)Following such time as the NDA for the NDA Product has been filed with FDA, Botanix may terminate this Agreement on [***] prior written notice to BBI.
(b)This Agreement may be terminated at any time upon the mutual written agreement of the Parties.

(c)A Party may terminate this Agreement in the event of (i) a material breach, or (ii) fraud, embezzlement, misappropriation of funds or breach of trust, or (iii) gross negligence, by the other Party with regard to that Party’s performance of its obligations under the Agreement, where such breach or the other foregoing cause(s) is not cured by the non-performing Party within [***] after receipt of written notice by the other Party to cure such failure to perform, which notice shall set forth in reasonable detail the acts or omissions upon with the terminating Party is relying for such termination.
(d)BBI may terminate this Agreement upon failure by Botanix to timely pay any amount due pursuant to Section 5 and Exhibit B (other than amounts disputed in good faith), where such failure is not cured by Botanix [***] after receipt of notice thereof.
(e)Either Party may terminate this Agreement in the event the other Party (i) becomes or is declared insolvent or bankrupt under applicable Law, (ii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within [***], or (iii) makes a material assignment for the benefit of its creditors.
(f)Either Party may terminate this Agreement upon written notice to the other Party in the event that a Force Majeure has prevented performance by BBI of the Services for a period of [***].
(g)No termination of this Agreement, in whole or in part, shall discharge, affect or otherwise modify in any manner the rights and obligations of the Parties that have accrued or have been incurred prior to such termination. At the end of the Transition Period, all outstanding amounts owing by Botanix to BBI hereunder shall [***] become due and payable.
8.General Limitations
(a)BBI shall have no liability in the event that it is unable to fulfill any of its obligations hereunder if (i) Botanix limits access by BBI to any information or resources in Botanix’s possession or control that are reasonably necessary for BBI to perform the Services or any other obligation of BBI under the Agreement, (ii) Botanix fails to timely provide to BBI any information in Botanix’s possession or control, or (iii) BBI is unable, after using good faith efforts to do so, to retain those employees or Third-Party Advisors necessary, in BBI’s reasonable judgment, to perform the Services in accordance with the terms of this Agreement.
(b)In the event that BBI encounters or reasonably anticipates encountering material difficulties in performing any of the Services, by reason other than Force Majeure, BBI shall [***] so notify Botanix; provided that nothing in this Section 8(b) shall limit or relieve BBI from its obligation to provide any and all of the Services required hereunder unless mutually agreed by the Parties.
(c)The Services shall only be made available by BBI for the benefit of Botanix. BBI shall be entitled to access and utilize the Transferred Assets as reasonably necessary to fulfill BBI’s obligations under this Agreement.
9.Indemnity
(a)BBI shall indemnify, defend and hold harmless Botanix and its Affiliates and Representatives (collectively, “Botanix Affiliated Parties”) from and against any Losses to the extent caused by BBI, by whomever asserted, resulting from, arising out of, or related to: (i) the gross negligence or willful misconduct of BBI in the performance of this Agreement; or (ii) any material breach by BBI under this Agreement.
(b)Botanix shall indemnify, defend and hold harmless BBI and its Affiliates and Representatives (collectively, “BBI Affiliated Parties”), from and against any Losses to the extent caused by Botanix by whomever asserted, resulting from, arising out of, or related to: (i) the gross negligence or willful misconduct of Botanix in the performance of this agreement; or (ii) any material breach by Botanix under this Agreement.
(c)Except in the case of gross negligence, willful misconduct or breach of Sections 14(b) or 18, neither Party shall be liable hereunder for any lost profits or any consequential damages that are not reasonably foreseeable or punitive, exemplary or special damages arising out of this Agreement or any performance of the Services hereunder, even if the applicable Party has been advised of the possibility of such Losses.
(d)Except in the case of gross negligence, willful misconduct or breach of Sections 14(b) or 18, in no event shall either Party be liable for any Losses in connection with any performance under this Agreement or any breach of any obligations hereunder that [***].
(e)Botanix acknowledges that BBI is not in the business of providing services of the type contemplated herein to third parties; therefore, except as expressly provided otherwise herein, the Services are provided [***].
10.Compliance with Applicable Laws
The Parties covenant, represent and warrant that as of the Effective Date and continuing through the end of the Transition Period they will operate in compliance in all material respects with applicable Laws as related to their involvement with the Services and their respective obligations under this Agreement.

11.Cooperation
(a)The Parties anticipate a close working relationship during the Transition Period and as such agree to reasonably cooperate with each other as needed to ensure that the Services are provided in accordance with the terms of this Agreement.
(b)Botanix shall make available to BBI on a timely basis all information and materials in Botanix’s possession or control and reasonably requested by BBI to enable BBI to provide the Services.
(c)The Parties shall work cooperatively to identify appropriate cost reductions and other efficiencies relevant to provision of the Services.
12.Force Majeure
Any failure or omission by a Party in the performance of any obligation under this Agreement arising from any cause or causes beyond the reasonable control of such Party and without the fault or negligence of such Party that frustrate the purpose(s) of this Agreement (“Force Majeure”) shall result in the suspension of performance hereunder to the extent and for the period that performance is prevented (to a maximum of [***] in respect of obligations for the payment of money) and during such suspension shall not be deemed in breach of this Agreement or subject to any Liability if the same arises from any cause or causes beyond the reasonable control of such Party and without the fault or negligence of such Party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the reasonable control of each of the Parties: acts of God; natural disaster, fire, storm or blizzard, flood, hurricane, tornado, earthquake, explosion, power failure, IT failure or lockup or malfunction of computer services, utilities, communications, shortage or failure of power or transportation facilities, illegal acts of others, governmental order, Law, or changes in Law, or action by any Government Entity, acts of a public enemy, sabotage, war, rebellion, insurrection, riot, terrorist threats or acts, invasion, hostilities of any kind or other civil unrest, emergency state, departure of employee, consultant or advisor, embargoes or blockades, strike or lockout, labor stoppages or slowdowns or other industrial or public disturbances, or shortage of supplies, equipment, raw materials or other essential items, epidemic, pandemic or similar disease outbreak, and quarantine and other restrictions taken to control the foregoing, or other similar events beyond the reasonable control of the impacted Party; provided, however, that the Party relying on the provisions of this Section 12 shall give to the other Party [***] written notice of such suspension, the reasons therefor, and the expected duration thereof; further provided that no amounts shall be due and payable for any Services not provided herein, whether or not the failure to provide such Service is excused pursuant to this Section 12. The Party affected by Force Majeure shall use [***] to reduce the consequences of the Force Majeure and resume the performance of all relevant obligations as soon as possible after the termination of Force Majeure.
13.Independent Contractor
The Parties agree that BBI is an independent contractor under this Agreement and that BBI’s relationship with Botanix will not be represented as agent, partner or anything other than that of an independent contractor, including as to the FDA and any other Government Entity. BBI agrees that all personnel employed or engaged by it in connection with the performance of this Agreement are, and shall be, for all purposes, employees or contractors, as applicable, of BBI and not of Botanix.
14.Intellectual Property
(a)Ownership. BBI hereby covenants and agrees that all work product created by BBI arising from the performance of Services under this Agreement, including the NDA for the NDA Product, Intellectual Property and Regulatory Materials, in each case that BBI shall actually conceive and first actually reduce to practice on behalf of Botanix as a result of performing Services hereunder (hereafter, the “Works”), shall be the sole and exclusive property of Botanix.
(b)Registration and Payments. At the request of Botanix, BBI will, at Botanix’s expense, execute and deliver applications for Patents, Marks and Copyrights for the Works, together with assignments to Botanix of BBI’s entire interest therein.
(c)Assistance. BBI shall provide Botanix [***] as reasonably requested by Botanix, and at [***] expense, in securing, enforcing and protecting said applications, registrations and resulting Patents, Marks and Copyrights. When such assistance is requested by Botanix and rendered during the term of or after termination of this Agreement, BBI shall be paid per the pricing established in Section 5 and Exhibit B herein and any relevant additional statements of work entered into by the Parties that may accompany this Agreement. Any assistance provided by BBI to Botanix under Sections 14 and 15 to support ownership rights by Botanix for the Works shall also be considered to be Services hereunder.
15.Work Made for Hire
(a)Proprietary Right. BBI further acknowledges that the Works specified or created pursuant to this Agreement have been specifically ordered and commissioned by, and are being created under, the request of Botanix. BBI hereby acknowledges and agrees that the Works shall be works made for hire by an independent contractor as defined in the United States Copyright Laws (17 U.S.C. Sections 101 et seq.), applying such definition for all Works and not limited to Works capable of copyright.
(b)Title to Work Product. Botanix shall retain exclusive right, title and interest in and to the Works created by BBI for Botanix pursuant to the Services rendered by it hereunder. BBI may not otherwise use or disclose the Works to third parties without Botanix’s written approval; provided, however, BBI may coordinate, engage and communicate with Government Entities and Third Party Advisors or other Persons as required to perform the Services.
(c)Assignment. BBI agrees that, in the event these Works are determined by any competent authority not to be works made for hire under the Federal Copyright Laws, this Agreement shall operate as an irrevocable assignment by BBI to Botanix of the Copyrights and all other intellectual property rights in the Works, including all rights in perpetuity, including the right to display and commercialize the Works and prepare derivative works and which shall be royalty-free and not subject to any other consideration by Botanix other than as prescribed herein. Under this irrevocable assignment, BBI hereby assigns to Botanix the sole and exclusive right, title and interest in and to the Works without consideration beyond payment for the Services rendered by BBI.
16.Maintenance of Records
For a period of [***] following the termination of this Agreement, BBI agrees to keep and maintain, in accordance with its document retention policies, adequate and current written records, including copies of applicable Regulatory Materials, related directly to the Services and Works generated therefrom which records shall be made reasonably available to Botanix upon request.
17.No Implied Representations or Warranties
The Parties agree that neither has made or is making any representations or warranties, express or implied, except as expressly set forth in this Agreement.
18.Confidentiality
For purposes of this Agreement, “Confidential Service Information” shall mean any and all non-public, proprietary or confidential Information and other non-public, proprietary or confidential information (whether business, financial, commercial, medical, research and development, human resources, audit-related, scientific, clinical, regulatory, legal, Intellectual Property information, CMC Information, supply chain or manufacturing, know-how, trade secrets or otherwise) provided by a Party (the “Disclosing Party”) to the other Party (the “Receiving

Party”) in the performance hereunder. During the term of this Agreement and for a period of [***] thereafter, each Party shall keep confidential all Confidential Service Information provided to it by or on behalf of the other Party in connection with this Agreement or any of the transactions contemplated by it or to which it otherwise has access. Notwithstanding the foregoing, the Parties acknowledge and agree that the confidentiality obligations set forth herein shall not extend, as demonstrated by the Receiving Party, to (a) any information which was in, or comes into, the public domain through no breach of this Agreement by the other Party or (b) any information which becomes lawfully obtained by the non-Disclosing Party from a source other than the Disclosing Party so long as the source of such information is not known by the non-Disclosing Party at the time of disclosure to owe an obligation of confidentiality to the Disclosing Party. In addition, neither Party shall be prohibited from disclosing any portion of the Confidential Service Information (i) that such Party is required to disclose by judicial or administrative process or (ii) in connection with the enforcement of any right or remedy relating to this Agreement. The Parties acknowledge and agree that any breach of this Section 18 may give rise to irreparable harm for which monetary damages may not be an adequate remedy. The Parties accordingly agree that, in addition to other rights or remedies, the Party alleging it is aggrieved hereunder shall be entitled to seek to enforce the terms of this Section 18 by decree of specific performance and to seek preliminary, temporary and permanent injunctive relief against any breach or threatened beach of this Section 18.
19.Miscellaneous
The provisions of Sections 7.1 through 7.10 of the Asset Purchase Agreement shall apply to this Agreement as if set forth in full herein and are hereby incorporated herein by reference, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto being duly authorized, all as of the day and year first written above.

BOTANIX SB INC.

By:	/s/ Vince Ippolito

Name:	Vince Ippolito

Title:	President

Date:

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown

Name:	Robert B. Brown

Title:	Chief Executive Officer

Date:
[Signature Page to Transition Services Agreement]

EXHIBIT A
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EXHIBIT B
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EXHIBIT C
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EXHIBIT D
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